Exhibit 10.2(e2)

AMENDMENT TO
FIRST HORIZON NATIONAL CORPORATION
2000 EMPLOYEE STOCK OPTION PLAN
(ADOPTED 10/20/99)

The 2000 Employee Stock Option Plan of First Horizon National Corporation (as adopted October 20, 1999) (the “Plan”) is hereby amended as follows:

1.           Section 8(d) of the Plan is hereby amended to delete the second sentence thereof in its entirety and to substitute in lieu thereof the following:

The Committee shall promptly terminate the postponement as soon as, in the reasonable belief of the Committee, the exercise of an option would no longer result in a violation of state or federal law.  The exercise period for any option outstanding at the commencement of any postponement shall expire upon the later of (i) thirty (30) days after the Committee terminates the postponement or (ii) the date that the option would otherwise expire in accordance with its terms.

2.           This Amendment shall take effect immediately upon its adoption by the Compensation Committee and shall apply to all options granted after the date of adoption.